                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ____________________

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                        FORM S-3 REGISTRATION STATEMENT


                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                                CACHEFLOW INC.
            (Exact Name of Registrant as Specified in Its Charter)


    Delaware                           7373                    91-1715963
 (State or Other            (Primary Standard Industrial    (I.R.S. Employer
 Jurisdiction of             Classification Code Number)  Identification Number)
 Incorporation or
  Organization)


                              650 Almanor Avenue
                              Sunnyvale, CA 94085
                                (408) 220-2200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               Brian M. NeSmith
                     President and Chief Executive Officer
                                CacheFlow Inc.
                              650 Almanor Avenue
                              Sunnyvale, CA 94085
                                (408) 220-2200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)


     The Commission is requested to send copies of all communications to:

                        Robert V. Gunderson, Jr., Esq.
                           Daniel E. O'Connor, Esq.
                           Gunderson Dettmer Stough
                     Villeneuve Franklin & Hachigian, LLP
                            155 Constitution Drive
                         Menlo Park, California  94025
                                (650) 321-2400
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                             PURPOSE OF AMENDMENT

Termination of Offering and Removal of Securities from Registration
-------------------------------------------------------------------


     The contents of the CacheFlow Inc. (the "Registrant") Registration Statement on Form S-3, No. 333-55744, as filed with the Securities and Exchange Commission (the "SEC") on February 16, 2001 (the "February 2001 Registration Statement") are hereby incorporated by reference to the extent not replaced hereby.

     The Registrant registered 222,287 shares of its common stock in the February 2001 Registration Statement, 1,700 of which have not been sold or otherwise transferred. Pursuant to an undertaking made in Item 17 of the February 2001 Registration Statement, the Registrant hereby requests deregistration of the 1,700 shares of the Registrant's common stock previously registered under the February 2001 Registration Statement which have not been sold or otherwise transferred.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California.


                                       CACHEFLOW INC.


DATE:  June 18, 2001                   By: /s/ Brian M. NeSmith
                                           -----------------------------------
                                           Brian M. NeSmith
                                           President and Chief Executive